Exhibit 16.2

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

January 5, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:

We have read the statements made Secured Financial Network Inc, which we understand was filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Form 8-K/A of Secured Financial Network Inc filed on January 5, 2007. We agree with the statements concerning our firm in Item 4.01 of such Form 8-K/A. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7511 Fax: (702)253-7501